Exhibit 99.1

IN THE CIRCUIT COURT OF JEFFERSON COUNTY, ALABAMA

(HEALTHSOUTH CORPORATION 2002 DERIVATIVE LITIGATION)

WADE TUCKER, derivatively for the Benefit of and on behalf of the Nominal Defendant HealthSouth Corporation, Plaintiff, v. RICHARD M. SCRUSHY, et al., Defendants.	) ) ) ) ) ) ) ) ) ) )	CIVIL ACTION NO: CV-02-5212
UBS SECURITIES LLC, Counterclaim Plaintiff, v. HEALTHSOUTH CORPORATION, Counterclaim Defendant.	) ) ) ) ) ) ) ) ) ) )

ORDER AND PARTIAL FINAL JUDGMENT PURSUANT TO A.R.C.P RULE 54(b)

A hearing having been held before this Court (the "Court") on January 13, 2009, pursuant to the Court’s Order of November 13, 2008 (the "Scheduling Order"), upon a Stipulation of Settlement with certain defendants, filed on November 13, 2008 (the "Stipulation"), of the above-captioned action (the "Action"), which is incorporated herein by reference; it appearing that due notice of said hearing has been given in accordance with the aforesaid Scheduling Order; the respective parties having appeared by their attorneys of record; the Court having heard and considered evidence in support of the proposed Settlement; the attorneys for the respective parties having been heard; an opportunity to be heard having been given to all other persons requesting to be heard in accordance with the Scheduling Order; and the entire matter of the proposed Settlement having been heard and considered by the Court;

IT IS HEREBY ORDERED, ADJUDGED AND DECREED, this 13th day of January, 2009, that:

1.       Unless otherwise defined herein, all defined terms shall have the meaning set forth in the Stipulation, which is attached hereto. All capitalized terms not defined herein have the meaning set forth in the Stipulation.

2.         The form and manner of notice given to HealthSouth’s stockholders is hereby determined to have been the best notice practicable under the circumstances and to have been given in full compliance with the requirements of due process, and Rule 23.1 of the Rules of this Court and applicable law.

3.         The Stipulation and the Settlement are approved as fair, reasonable, adequate and in the best interests of HealthSouth.

4.         Any and all claims, demands, rights, actions or causes of action, liabilities, damages, losses, attorneys’ fees, costs, expenses, obligations, duties, judgments, suits, proceedings, debts, dues, sums of money, accounts, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, executions, matters and issues of any kind or nature whatsoever, whether in law, admiralty, or equity, and whether based on any federal, state, local, statutory or common law, or any other rule or regulation, foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued, contingent or absolute, apparent or unapparent, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, whether or not asserted, that have been or could have been asserted by or on behalf of HealthSouth or any of its affiliates, predecessors, successors, assigns, past or present officers, directors, debt or equity securities holders, general or limited partners or partnerships, trustees, employees, representatives, agents, advisors, parents, or subsidiaries, or by or on behalf of any stockholder of HealthSouth acting or purporting to act on behalf of HealthSouth, whether directly, indirectly, representatively, derivatively or in any other capacity, against any of the UBS Released Parties, which have or could have arisen or arise at any time, and relate in any manner to the allegations, facts, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions, acts or failures to act, course of conduct, or any other matter, thing or cause whatsoever, or any series thereof, embraced, involved, set forth or otherwise related, directly or indirectly, to the facts and circumstances alleged or that could have been alleged in this Action, the SDNY Action, or in In re HealthSouth Corp. Securities Litigation, CV-03-BE-1500-S (the "Federal Securities Action") are hereby released and discharged pro tanto; provided that nothing in this Order shall be deemed to release any claim against any Non-Settling Defendant, as that term is defined in the Stipulation.

5.         "UBS Released Parties" are UBS and any of its parents, subsidiaries, affiliates, divisions, successors and assigns, together with their respective current or former agents, servants, attorneys, investment advisors, bankers, accountants, underwriters, insurers, officers, directors, employees, partners, parents, subsidiaries, affiliates, branches, heirs, executors, representatives, predecessors, successors, assigns, trusts, and other individual or entity in which it, he or she has a controlling interest or which is related to or affiliated with any of the parties listed above.

6.          Any and all claims, demands, rights, actions or causes of action, liabilities, damages, losses, attorneys’ fees, costs, expenses, obligations, duties, judgments, suits, proceedings, debts, dues, sums of money, accounts, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, executions, matters and issues of any kind or nature whatsoever, including but not limited to claims for indemnification, whether in law, admiralty, or equity, and whether based on any federal, state, local, statutory or common law, or any other rule or regulation, foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued, contingent or absolute, apparent or unapparent, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, whether or not asserted, that have been or could have been asserted in this Action or any other action by or on behalf of UBS or any of its affiliates, predecessors, successors, assigns, past or present officers, directors, debt or equity securities holders, general or limited partners or partnerships, trustees, employees, representatives, agents, advisors, parents, or subsidiaries, or by or on behalf of any stockholder of UBS acting or purporting to act on behalf of UBS, whether directly, indirectly, representatively, derivatively or in any other capacity, against any of the HealthSouth Released Parties, which have or could have arisen or arise at any time, and relate in any manner to allegations, facts, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions, acts or failures to act, course of conduct, or any other matter, thing or cause whatsoever, or any series thereof, embraced, involved, set forth or otherwise related, directly or indirectly, to facts and circumstances alleged or that could have been alleged in this Action, the SDNY Action or the Federal Securities Action against the HealthSouth Released Parties are hereby released and discharged.

7.         "HealthSouth Released Parties" are Plaintiff and Plaintiff’s attorneys and HealthSouth and any of its parents, affiliates, divisions, successors, and assigns, together with their representative current or former agents, servants, attorneys, investment advisors, bankers, accountants, underwriters, insurers, officers, directors, employees, partners, parents, subsidiaries, affiliates, branches, heirs, executors, representatives, predecessors, successors, assigns, trusts, and other individual or entity in which it, he or she has a controlling interest or which is related to or affiliated with any of the parties listed above.

8.         Plaintiff, HealthSouth (and its affiliates, predecessors, successors, assigns, parents, subsidiaries, stockholders and any person acting or purporting to act on behalf of HealthSouth), or any of them, are permanently barred, enjoined and restrained from instituting, commencing or prosecuting in this Action or any other action or proceeding any HealthSouth Released Claims against any of the UBS Released Parties. The HealthSouth Released Claims against each and all of the UBS Released Parties are released and dismissed with prejudice and on the merits with full preclusive effect as to each of the UBS Released Parties.

9.         UBS (and its affiliates, predecessors, successors, assigns, parents, subsidiaries, stockholders and any person acting or purporting to act on behalf of UBS), or any of them, are permanently barred, enjoined and restrained from instituting, commencing or prosecuting in this Action or any other action or proceeding any UBS Released Claims against any of the HealthSouth Released Parties. The UBS Released Claims against each and all of the HealthSouth Released Parties are released and dismissed with prejudice and on the merits with full preclusive effect as to each of the HealthSouth Released Parties.

10.	Consistent with Paragraph 11 of the Stipulation:

(a)     The Non-Settling Defendants and all other persons, including but not limited to any other person or entity later named as a defendant in this Action, shall be permanently barred, enjoined and restrained to the fullest extent permitted under applicable law from commencing, prosecuting, or asserting any action, proceeding or claim against the UBS Released Parties involving, related to or arising out of the facts and events that are the subject of the Healthsouth Released Claims, including but not limited to claims for contribution (whether contractual or otherwise), indemnification (whether contractual or otherwise) or similar claims.

(b)     "Barred Person" shall be defined as anyperson or entity other than HealthSouth that is barred and/or enjoined by sub-paragraph (a) above, and a "Barred Claim" shall mean any claim or cause of action barred by subparagraph (a).

11.       Barred Persons shall be entitled to a judgment credit in an amount that is the greater of the amount provided for in 10 Del. C. § 6304 or pursuant to the law of Alabama. To the extent that the law held applicable to this Settlement, and terms of this Final Judgment, or to any Barred Claim requires a greater credit to the Barred Person in order to give full and complete effect to the bar order in paragraph 10, such greater credit shall be applied to any judgment against the Barred Person. Nothing in the preceding sentence is intended to or does grant a greater judgment credit than would otherwise be required by applicable law in order to give full effect to the bar orders herein. The credit referred to herein is not effective until Final Approval of this Settlement.

12.       In consideration for the terms and conditions of the Stipulation, the UBS Released Parties shall be permanently barred, enjoined and restrained to the fullest extent permitted under applicable law from commencing, prosecuting, or asserting any action, proceeding or claim against the Barred Persons and/or HealthSouth involving, related to or arising out of the facts and events that are the subject of the HealthSouth Released Claims, including but not limited to claims for contribution (whether contractual or otherwise), indemnification (whether contractual or otherwise) or similar claims.

13.       The bar provisions contemplated herein are reciprocal and in the event that any person or entity asserts and is legally not barred by the bar order from bringing any claim, action or actions, cause or causes of action, suits, debts, liens, contracts, agreements, promises, liabilities, claims, rights, demands, damages, losses, costs, charges or expenses falling within the scope of this bar order (the "First Person") against any other person (the "Second Person"), the bar order shall not bar, enjoin or restrain the Second Person from asserting or bringing any claim, action or actions, cause or causes of action, suits, debts, liens, contracts, agreements, promises, liabilities, claims, rights, demands, damages, losses, costs, charges or expenses falling within the scope of the bar order against the First Person.

14.       No provision of this Settlement, including but not limited to the releases and bar provisions described herein, shall preclude, limit or otherwise affect in any way UBS’s ability to assign, apportion or allege fault or responsibility to the HealthSouth Released Parties in other litigation, including in In re HealthSouth Corp. Securities Litigation, CV-03-BE-1500-S, pursuant to any statutory or common law, including in accordance with 15 U.S.C. §§ 77z-1, 78u-4

15.       Subject to the judgment credit provisions herein, nothing referred to in this Settlement will prevent the continued maintenance of the claims against the Non-Settling Defendants by or on behalf of HealthSouth, nor shall the Stipulation or any of the agreements to which it refers be interpreted as satisfying or mitigating or discharging or reducing existing or past derivative judgments or settlements with or against any of the Non-Settling Defendants.

16.       With respect to any and all Released Claims against Released Parties, the parties stipulate and agree that, upon the date when this Settlement becomes Final, the Plaintiff and HealthSouth shall have waived and relinquished, and all other parties whose claims are being released shall be deemed to have waived and relinquished, to the fullest extent permitted by law, the provisions, rights and benefits of Section 1542 of the California Civil Code, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his settlement with the debtor.

Also, with respect to any and all Released Claims against Released Parties, Plaintiff and HealthSouth shall have waived and relinquished, and all other parties whose claims are being released shall be deemed to have waived and relinquished, to the fullest extent permitted by law, any and all provisions, rights, and benefits conferred by the law of any state or territory of the United States or any other jurisdiction, or principle of common law, which is similar, comparable or equivalent to Cal. Civ. Code § 1542.

17.       The Court has reviewed the Settlement Agreement and Stipulation Regarding Fees and has found that it is fair and reasonable as to all Parties. Counsel for the Plaintiff is awarded attorneys’ fees in the amount of Twenty-Five Million Dollars ($25,000,000) and reimbursement of expenses in the amount of One Million, Two Hundred Thirty-Nine Thousand, Three Hundred Seventy-Five Dollars and Ninety-Three Cents ($1,239,375.93), which sums the Court finds to be fair and reasonable, to be paid in accordance with the terms of the Stipulation.

18.       Without affecting the finality of this Order and Partial Final Judgment in any way, this Court reserves exclusive jurisdiction over all matters relating to the administration and consummation of the Settlement.

19.       Pursuant to A.R.C.P., Rule 54(b), this Court hereby certifies that there is no just reason for delay and expressly directs entry of final judgment forthwith as per the above.

DONE and ORDERED this 13th day of January, 2009.

/s/ Allwin E. Horn

Allwin E. Horn, III, Circuit Judge

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